EXHIBIT 10.17


                              EMPLOYMENT AGREEMENT
                              --------------------

                  THIS EMPLOYMENT AGREEMENT, dated as of the 15th day of October, 2001 (the "AGREEMENT"), is by and between USA DIGITAL ACQUISITION, INC., a Florida corporation (the "COMPANY"), and ARMAND MARINO, an individual (the "EMPLOYEE").

                  WHEREAS, the Company is an operating subsidiary of USA Digital, Inc., a Nevada corporation ("USA DIGITAL"), which was formed to acquire AVIX Telecom Solutions, Inc., a Florida corporation ("AVIX"), pursuant to that certain Agreement and Plan of Reorganization dated as of September 15, 2001, by and among USA Digital, the Company, AVIX and Joseph L. Morgan (the "MERGER AGREEMENT")

                  WHEREAS, the Company and USA Digital develop and provide integrated convergent communications services for their customers;

                  WHEREAS, the Employee has extensive technical experience in this business;

                  WHEREAS, the Company wishes to employ the Employee for the period provided in this Agreement and the Employee is willing to serve in the employ of the Company for such period upon the terms and conditions hereinafter set forth.

                  NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties, intending to be legally bound, hereby agree as follows:

         1.       EMPLOYMENT
                  ----------

                  The Company hereby agrees to employ the Employee upon the terms and conditions herein contained, and the Employee hereby agrees to accept such employment for the term described below. The Employee agrees to serve as the Company's Senior Applications Engineer, and to perform the duties and functions customarily performed by a Senior Applications Engineer of a telecommunications corporation during the term of this Agreement. In such capacity, the Employee shall report only to the Company's President, Chief Executive Officer and Board of Directors, and shall have such powers and responsibilities consistent with his position as the President, Chief Executive Officer, Board of Directors or Board of Directors may assign to him. Throughout the term of this Agreement, the Employee shall devote his best efforts and substantially all of his business time and services to the business and affairs of the Company. The Employee may serve as a member of the boards of directors of such business, community and charitable organizations as he may disclose to and are approved by the Board of Directors of the Company (which approval shall not be unreasonably withheld); provided, however, that such service shall not materially interfere with the performance of his duties under this Agreement. The Employee may also engage in personal business and investment activities which do not materially interfere with the performance of his duties hereunder; provided, however that such activities are not prohibited under any code of conduct or investment or securities trading policy established by the Company and generally applicable to all similarly situated employees.



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         2.       TERM OF AGREEMENT
                  -----------------

                  The initial term of employment under this Agreement shall be for a period of three (3) years beginning on the date hereof (the "EFFECTIVE DATE"). After the expiration of such initial employment period, the term of the Employee's employment hereunder shall automatically be extended without further action by the parties for successive one (1) year renewal terms, provided that if either party gives the other party at least ninety (90) days' advance written notice of his or its intention to not renew this Agreement for an additional term, the Agreement shall terminate upon the expiration of the then current term.

                  Notwithstanding the foregoing, the Company shall be entitled to terminate this Agreement immediately, subject to a continuing obligation to make any payments required under Section 5 below, if the Employee: (a) becomes disabled as described in Section 5(b), (b) is terminated for Cause, as defined in Section 5(c), or (c) voluntarily terminates his employment before the current term of this Agreement expires, as described in Section 5(d).

         3.       SALARY AND BONUS
                  ----------------

                  The Employee shall receive a base salary during the term of this Agreement at a rate of One Hundred Twenty Thousand and No/100 Dollars ($120,000.00) per annum, payable in equal installments on a semi-monthly basis. The Board of Directors of the Company shall review this base salary at annual intervals, and may adjust the Employee's annual base salary upward from time to time if the Board deems such adjustment to be appropriate.

         4.       ADDITIONAL COMPENSATION AND BENEFITS
                  ------------------------------------

                  The Employee shall receive the following additional compensation and fringe benefits:

                  (a) MEDICAL INSURANCE. The Company shall provide the Employee with health insurance coverage no less favorable than that from time to time made available to employees of USA Digital.

                  (b) VACATION; SICK AND PERSONAL DAYS. The Employee shall be entitled to vacation in accordance with the following schedule: (i) during the first six (6) months of employment - one (1) week, (ii) during the second six (6) months of employment - one (1) week, and
         (iii) during the next twelve (12) months of employment and during any renewal term - two (2) weeks. The Employee shall also be entitled to a reasonable amount of sick and personal days, ordinarily not to exceed five (5) days per annum.

                  (c) BUSINESS EXPENSES. The Company shall reimburse the Employee for all ordinary and necessary business expenses he incurs in promoting the Company's business, including expenses for travel, entertainment of business associates and similar items, as the Company and the Employee shall mutually agree are necessary and appropriate for


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         business purposes, upon presentation by the Employee from time to time of an itemized account of such expenditures.

                  In addition to the benefits provided pursuant to the preceding paragraphs of this Section 4, the Employee shall be eligible to participate: (A) in such other executive compensation and retirement plans of USA Digital as are applicable generally to USA Digital's employees, and (B) in such welfare benefit plans, programs, practices and policies of USA Digital as are generally applicable to USA Digital's employees.

         5.       PAYMENTS UPON TERMINATION
                  -------------------------

                  (a) DISABILITY. The Company shall be entitled to terminate this Agreement if the Board determines that the Employee has been unable to attend to his duties for at least forty-five (45) days in any one hundred twenty
(120) day period because of a medically diagnosable physical or mental condition. Upon such termination, the Company shall pay to Employee a monthly disability benefit equal to one-twenty-fourth (1/24th) of his current annual base salary at the time he became permanently disabled. Payment of such disability benefit shall commence on the last day of the month following the date of the termination by reason of permanent disability and cease with the earliest of: (i) the month in which the Employee returns to full-time active employment, either with the Company or otherwise, (ii) the end of the initial term of this Agreement, or the current renewal term, as the case may be, or
(iii) the twelfth (12th) month after the date of the termination. Any amounts payable under this Section 5(a) shall be reduced by any amounts paid to the Employee under any long-term disability plan or other disability program or insurance policies maintained or provided by the Company. The payments to be made to the Employee pursuant to this Section 5(a) shall be the exclusive remedy of the Employee if the termination is as a result of Employee's disability as described in Section 5(a).

                  (b) TERMINATION FOR CAUSE. If the Employee's employment is terminated by the Company for Cause, the amount the Employee shall be entitled to receive from the Company shall be limited to his base salary accrued through the date of termination, and any nonforfeitable benefits already earned and payable to the Employee under the terms of deferred compensation or incentive plans maintained by the Company. For purposes of this Agreement, the term "Cause" shall be limited to: (i) any action by the Employee involving willful disloyalty to the Company, such as embezzlement, fraud, misappropriation of corporate assets or a breach of the covenants set forth in Sections 9 or 10 hereof; (ii) the Employee being convicted of a felony; (iii) the Employee being convicted of any lesser crime or offense committed in connection with the performance of his duties hereunder or involving moral turpitude; or (iv) the intentional and willful failure by the Employee to substantially perform his duties hereunder as directed by the Board (other than any such failure resulting from the Employee's incapacity due to physical or mental disability); provided that in the event of a termination for Cause under this Section 5(b)(iv), the Employee shall have a period of ten (10) days in which to cure such breach after receiving written notice from the Board of Directors of the Company specifying in reasonable detail the nature of such breach.



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                  (c) VOLUNTARY TERMINATION BY THE EMPLOYEE. If the Employee
resigns or otherwise voluntarily terminates his employment before the end of the current term of this Agreement, the amount the Employee shall be entitled to receive from the Company shall be limited to his base salary accrued through the date of termination, and any nonforfeitable benefits already earned and payable to the Employee under the terms of any deferred compensation or incentive plans of the Company. For purposes of this Section, a resignation by the Employee shall not be deemed to be voluntary if the Employee resigns during the period of three (3) months after the date he is: (i) assigned to a position of lesser rank (other than for Cause, or by reason of permanent disability), (ii) assigned duties materially inconsistent with such position, or (iii) directed to report to anyone other than the Company's President, Chief Executive Officer or Board of Directors.

         6.       EFFECT OF CHANGE IN CORPORATE CONTROL
                  -------------------------------------

                  (a) ACCELERATION OF OPTIONS AND CONTINGENT STOCK AWARDS. In the event of a Change in Corporate Control (as defined below), any stock options or contingent shares of common stock of USA Digital granted or awarded to the Employee under the terms of the Merger Agreement shall become immediately vested in full and, in the case of stock options, exercisable in full.

                  (b) DEFINITION OF CHANGE IN CORPORATE CONTROL. For purposes of this Agreement, a "Change in Corporate Control" shall be defined as set forth in
Article I of the Merger Agreement.

                  (c) LIMITATION ON PAYMENTS MADE AFTER CHANGE IN CORPORATE CONTROL. Notwithstanding anything else in this Agreement, the amount of severance compensation payable to the Employee as a result of a Change in Corporate Control under this Section 6, or otherwise, shall be limited to the maximum amount USA Digital would be entitled to deduct pursuant to Section 280G of the Internal Revenue Code of 1986, as amended.

         7.       DEATH
                  -----

                  If the Employee dies during the term of this Agreement, the Company shall pay to the Employee's estate a lump sum payment equal to the sum of the Employee's base salary accrued through the date of death. In addition, the death benefits payable by reason of the Employee's death under any retirement, deferred compensation or other employee benefit plan maintained by the Company shall be paid to the beneficiary designated by the Employee in accordance with the terms of the applicable plan or plans.

         8.       WITHHOLDING
                  -----------

                   The Company shall, to the extent permitted by law, have the right to withhold and deduct from any payment hereunder any federal, state or local taxes of any kind required by law to be withheld with respect to any such payment.


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         9.       PROTECTION OF CONFIDENTIAL INFORMATION
                  --------------------------------------

                  The Employee agrees that he will keep all confidential and proprietary information of the Company or relating to its business (including, but not limited to, information regarding the Company's customers, pricing policies, methods of operation, proprietary computer programs and trade secrets) confidential, and that he will not (except with the Company's prior written consent), while in the employ of the Company or thereafter, disclose any such confidential information to any person, firm, corporation, association or other entity, other than in furtherance of his duties hereunder, and then only to those with a "need to know." The Employee shall not make use of any such confidential information for his own purposes or for the benefit of any person, firm, corporation, association or other entity (except the Company) under any circumstances during or after the term of his employment. The foregoing shall not apply to any information which is already in the public domain, or is generally disclosed by the Company or is otherwise in the public domain at the time of disclosure.

                  The Employee recognizes that because his work for the Company will bring him into contact with confidential and proprietary information of the Company, the restrictions of this Section 9 are required for the reasonable protection of the Company and its investments and for the Company's reliance on and confidence in the Employee. For purposes of this Section 9, the term "Company" means the Company, USA Digital, any of the Company's or USA Digital's subsidiary corporations and their other affiliated entities. The parties acknowledge and agree that USA Digital and the Company's and USA Digital's subsidiary corporations and other affiliated entities are intended third party beneficiaries of the restrictive covenants set forth in this Section.

         10.      NON-SOLICITATION
                  ----------------

                  The Employee agrees that he shall not, for a period of one (1) year from the time his employment under this Agreement ceases (for whatever reason), or, if later, during any period in which he is receiving monthly severance payments under Section 5 of this Agreement:

                  (a) solicit any employee or full-time consultant of the Company for the purposes of hiring or retaining such employee or consultant, or

                  (b) contact any present or prospective client of the Company to solicit such a person to enter into any business transaction, other than with the Company or with one of the Company's affiliates.



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For this purpose, the Employee shall be considered to be receiving monthly severance payments under Section 5 of this Agreement during any period for which he would have received such severance payments had they not been offset by compensation received from a successor employer. For purposes of this Section 10, the term "Company" means the Company, USA Digital, any of the Company's or USA Digital's subsidiary corporations and their other affiliated entities. The parties acknowledge and agree that USA Digital and the Company's and USA Digital's subsidiary corporations and other affiliated entities are intended third party beneficiaries of the restrictive covenants set forth in this Section.

         11.      INJUNCTIVE RELIEF
                  -----------------

                  The Employee acknowledges and agrees that it would be difficult to fully compensate the Company and/or USA Digital for damages resulting from the breach or threatened breach of the covenants set forth in Sections 9 and 10 of this Agreement and accordingly agrees that the Company and USA Digital shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such provisions in any action or proceeding instituted in the Circuit Court of Hillsborough County, Florida, or in any court in the State of Florida having subject matter jurisdiction, and neither the Company nor USA Digital shall be required to post a bond in order to receive such relief. This provision with respect to injunctive relief shall not, however, diminish the Company's and USA Digital's rights to claim and recover damages.

                  It is expressly understood and agreed that although the parties consider the restrictions contained in this Agreement to be reasonable, if a court determines that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction on the activities of the Employee, no such provision of this Agreement shall be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such extent as such court may judicially determine or indicate to be reasonable.

         12.      SEPARABILITY
                  ------------

                  If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

         13.      ASSIGNMENT
                  ----------

                  This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Employee and the assigns and successors of the Company, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Employee.

         14.      ENTIRE AGREEMENT
                  ----------------

                  This Agreement represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the Company and the Employee. The Agreement may be amended at any time by mutual written agreement of the parties hereto.

         15.      GOVERNING LAW
                  -------------

                  This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of Florida, other than the conflict of laws provisions of such laws.



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         16.      ASSIGNMENT OF RIGHTS IN INVENTIONS AND OTHER INTELLECTUAL
                  ---------------------------------------------------------
PROPERTY
--------
                  Contemporaneously with the parties' execution and delivery of this Agreement, the parties are also executing and delivering that certain Assignment of Inventions and Other Intellectual Property, a copy of which is attached hereto and made a part hereof.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed, and the Employee has hereunto set his hand, as of the day and year first above written.

Attest:                                 USA DIGITAL ACQUISITION, INC.


                                        By:   /s/ Mark D. Cobb,
------------------------                      ---------------------------------
Secretary                                      Mark D. Cobb, Its Chairman of the
                                               Board of Directors


Witness:                                EMPLOYEE:

                                        /s/ Armand Marino
------------------------                ----------------------------------------
                                            Armand Marino



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